AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST __ , 2002
                                             FILE NO. 000-27727



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        CYBER GROUP NETWORK CORPORATION
        ---------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         Nevada                                                33-0901534
       ----------                                           ----------------
(State of Incorporation)                                (I.R.S. Employer ID No.)


                              STOCK INCENTIVE PLAN
        ---------------------------------------------------------------
                            (FULL TITLE OF THE PLAN)


     PACIFIC CORPORATE SERVICES, 5844 SOUTH PECOS ROAD, LAS VEGAS, NV 89120
--------------------------------------------------------------------------------
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)


                                 (702) 450-3700
         --------------------------------------------------------------
          (TELEPHONE NUMBER INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                        CALCULATION OF REGISTRATION FEE


                                             PROPOSED     PROPOSED
                                             MAXIMUM      MAXIMUM
TITLE OF SECURITIES           AMOUNT OF      OFFERING     AGGREGATE   AMOUNT
SECURITIES TO BE REGISTERED   SHARES TO BE   PRICE PER    OFFERING    OF REG.
                              REGISTERED     SHARE        PRICE       FEE(2)
----------------------------  ------------  -----------  -----------  ----------
0.001 par value Common          50,000,000  $  0.005(1)  $250,000.00  $  23.00
  Stock
      Totals                    50,000,000  $    0.005   $250,000.00  $  23.00

--------------------------------------------------------------------------------

Total No. of pages: 33.


          (1)  Value stated for purpose of calculating the registration fee.

                                   PROSPECTUS

                         CYBER GROUP NETWORK CORPORATION
                       720 EAST CARNEGIE DRIVE, SUITE 200
                            SAN BERNARDINO, CA 92408
                                 (909) 890-5849

                       (50,000,000 SHARES OF COMMON STOCK)



     This Prospectus relates to the offer and sale by CYBER GROUP NETWORK CORPORATION, ("CGPN"), a Nevada corporation ("the Company") of shares of its $0.001 par value common stock (the "Common Stock) pursuant to its Stock Incentive Plan where by certain individuals receive stock options to stimulate their involvement and continued involvement in the Company. The Company is registering hereunder and then issuing upon receipt of adequate consideration therefor to the Employee, Officer, Director or Consultant 50,000,000 shares of the Common Stock in consideration for services rendered and/or to be rendered and payments made under the STOCK INCENTIVE PLAN.

     The Common Stock is not subject to any restriction on transferability. Recipients of shares other than persons who are affiliates of the Company within the meaning of the Securities Act of 1933 (the Act) may sell all or part of the shares in any way permitted by law including sales in the over-the-counter market at prices prevailing at the time of such sale. Shares registered hereunder are being sold to both affiliates and non-affiliates of the Company. An affiliate is, summarily, any director, executive officer or controlling shareholder of the Company. The affiliates of the Company may become subject to
Section  16(b)  of  the Securities Exchange Act of 1934 as amended (the Exchange
Act) which would limit their discretion in transferring the shares acquired in the Company. If the individual who is not now an affiliate becomes an affiliate of the Company in the future; he would then be subject to Section I(b) of the Exchange Act (See General Information --- Restrictions on Resale).

The Common Stock is Listed on the OTC bulletin board under the symbol CGPN.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                  The date of this Prospectus is July 30, 2002

     This Prospectus is not part of any Registration Statement which was filed and been effective under the Securities Act of 1933 as amended (the Securities
Act) and does not contain all of the information set forth in the Registration Statement, certain portions of which have seen offered pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (The Commission) under the Securities Act. The statements in this Prospectus as to the contents of any contracts or other documents filed as an exhibit to either the Registration Statement or other filings of the Company with the Commission are qualified in their entirety by the reference thereto.

     A copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: CYBER GROUP NETWORK CORPORATION, 720 EAST CARNEGIE DRIVE, SUITE 200, SAN BERNARDINO, CA 92408, telephone (909) 890-9769.

     The Company is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. These reports as well as the proxy statements, information statements and other information filed by the Company under the Exchange Act may be reviewed and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.C. Washington D.C. 20549. Copies my be obtained at the prescribed rates. In addition the Common Stock is quoted on the a automated quotation system maintained by the National Association of Securities Dealers, Inc. (NASD). Thus copies of these reports, proxy statements, information statements and other information may also be examined at the offices of the NASD at 1735 K Street N.C. Washington DC 20549.

     No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any one to whom it is unlawful to make an offer or solicitation

     Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has not been a change in the affairs of the Company since the date hereof.

                                TABLE OF CONTENTS

PART  I
INFORMATION  REQUIRED  IN  THE  SECTION  10(A)  PROSPECTUS                    7

ITEM  1.  PLAN  lNFORMATION                                                   7

GENERAL  lNFORMATION                                                          7
The  Company                                                                  7
Purpose                                                                       7
Common  Stock                                                                 7
The  Consultant                                                               7
No  Restrictions  on  Transfer                                                7
Tax  Treatment  to  the  Consultant                                           7
Tax  Treatment  to  the  Company                                              8
Restrictions  on  Resales                                                     8

DOCUMENTS  INCORPORATED  BY  REFERENCE  &  ADDITIONAL  INFORMATION            8

ITEM  2.  REGISTRANT  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION
Legal  Opinion  and  Experts                                                  8
Indemnification  of  Officers  and  Directors                                 9

PART  II

INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT                       9

ITEM  3.  lNCORPORATION  OF  DOCUMENTS  BY  REFERENCE                         9

ITEM  4.  DESCRIPTION  OF  SECURITIES                                         9

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL                         9

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS                      10

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED                             13

ITEM  8.  EXHIBITS                                                           13

ITEM  9.  UNDERTAKINGS                                                       14

EXHIBIT  INDEX                                                               17

                                     PART 1

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN  INFORMATION

GENERAL INFORMATION

THE  COMPANY

     The Company has its principal offices at 720 EAST CARNEGIE DRIVE, SUITE 200, SAN BERNARDINO, CA 92408, telephone (909) 890-9769.

PURPOSES

     The Common Stock will be issued by the Company pursuant to its Stock Incentive Plan which has been approved by the Board of Directors of the Company (the "Board of Directors"). The Stock Incentive Plan is hoped to provide a method whereby the Company's current employees and officers and non employee directors and consultants may be stimulated and allow the Company to secure and retain highly qualified employees, officers, directors and non employee directors and consultants, thereby advancing the interests of the Company, and all of its shareholders. A copy of the Stock Incentive Plan has been filed as an exhibit to this Registration Statement.

COMMON  STOCK

     The Board has authorized the issuance of up to 50,000,000 shares of the Common stock pursuant to the Company's Stock Incentive Plan upon effectiveness of this registration Statement.

THE  COMPANY  STOCK  INCENTIVE  PLAN

     The Company has established a Stock Incentive Plan which awards stock options in an effort to further compensate its existing employees and officers and non employee directors and consultants, secure their continued employment, and attract highly qualified employee's and consultants as they are needed.

NO  RESTRICTIONS  ON  TRANSFER

     Upon the exercise of an option, that individual will become the record and beneficial owners of the shares of Common Stock upon issuance and delivery and are entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the Common Stock.

TAX  TREATMENT  TO  THE  INDIVIDUAL  WHO  EXERCISES  THE  OPTION

     The individuals receiving shares of common stock pursuant to the exercises of an option or options at an exercise price below the fair market value of the shares on the date of exercise, the difference between the exercise price and the fair market value of the stock on the date of exercise may be deemed ordinary income for federal income tax purposes. The recipient is urged to consult his tax advisor on this matter. Further, if any recipient is an "affiliate", Section 16(b) of the Exchange Act is applicable and will affect the issue of taxation.

TAX  TREATMENT  TO  THE  COMPANY

     The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion may be an expense deductible by the Company for federal income tax purposes of the taxable year of the Company during which the recipient recognizes income.

RESTRICTIONS  OF  RESALES

     In the event that an affiliate of the Company acquires shares of Common Stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. Further, in the event that any affiliate acquiring shares hereunder has sold or sells any shares of Common Stock in the six months preceding or following the receipt of shares hereunder, any so called "profit", as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to the Company. Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under Section 16(b) of the exchange Act. The Company has agreed that for the purpose of any "profit" computation under 16(b) the price paid for the common stock issued to affiliates is equal to the value of services rendered. Shares of common Stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.

         DOCUMENTS INCORPORATED BY REFERENCE AND ADDITIONAL INFORMATION

     The Company hereby incorporates by reference (i) its annual report of Form 10-KSB for the year ended December 31, 2001, filed pursuant to Section 13 of the Exchange Act, (ii) any and all Forms 10-Q (10-QSB) filed under the Securities or Exchange Act subsequent to any filed form 10-K (or 10-KSB), as well as all other reports filed under Section 13 of the Exchange Act, and (iii) its annual report, if any, to shareholders delivered pursuant to Rule 14a-3 of the Exchange Act. In addition, all further documents filed by the Company pursuant to Section 13, 14, or 15(d) of the Exchange Act prior to the termination of this offering are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing. All documents which when together, constitute this Prospectus, will be sent or given to participants by the Registrant as specified by Rule 428(b)(1) of the Securities Act.

ITEM 2.   REGISTRANT  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION

     A copy of any document or part hereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: CYBER GROUP NETWORK CORPORATION, 720 EAST CARNEGIE DR., SUITE 200, SAN BERNARDINO, CA 92408 telephone (909) 890-9769.

LEGAL  OPINIONS  AND  EXPERTS

     Warren J. Soloski has rendered an opinion on the validity of the securities being registered. Mr. Soloski is not an "affiliate" of the Company and does not have any interest in the registrant.

     The financial statements of CYBER GROUP NETWORK CORPORATION, incorporated by reference in the Company's Annual Report (Form 10-KSB) for the period ended December 31, 2001, dated March 26, 2002, have been audited by Moore Stephens Wurth Frazer and Torbett, LLP, Certified Public Accountants, independent auditors, as set forth in their report incorporated herein by reference and are incorporated herein in reliance upon such report given upon the authority of the firm as experts in auditing and accounting.

INDEMNIFICATION  OF  OFFICERS  AND  DIRECTORS

     Insofar as indemnification of liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the company, the company has been informed that in the opinion of the commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

     Registrant  hereby  states  that (i) all documents set forth in (a) through
(c),  below,  are  incorporated by reference in this registration statement, and
(ii) all documents subsequently filed by registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

          (a)     Registrant's  latest  Annual Report, whether filed pursuant to
     Section 13(a)  or  15(d)  of  the  Exchange  Act;

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a), above; and

          (c) The latest prospectus filed pursuant to Rule 424(b) under the Securities Act.


ITEM 4.  DESCRIPTION  OF  SECURITIES

     No description of the class of securities (i.e., the $0.001 par value Common Stock ) is required under this item because the common Stock is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

     Mr. Soloski, whose firm is rendering the legal opinion for this registration, will not benefit from the registration of shares under the terms of the Stock Incentive Plan.

ITEM 6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

LIMITATION  OF  LIABILITY.
     The articles of incorporation of the Registrant provide the following with respect to liability:
     "A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, mud or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of this Article by stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification."

INDEMNIFICATION.
(a)  ARTICLES  OF  INCORPORATION.
     The articles of incorporation of the Registrant provide the following with respect to indemnification:
     "Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the corporation, or who is serving at the request of the corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. This right of indemnification extends to legal counsel who renders an opinion concerning the Company's Registration Statement on Form S-8 in connection with the issuance of shares of Common Stock under the Employee Stock Incentive Plan. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article. Without limiting the application of the foregoing, the Board of Directors may adopt Bylaws from time to time without respect to indemnification, to provide to all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer."

(b)  BYLAWS.
     The bylaws of the Registrant provide the following with respect to indemnification:
     "The Corporation shall indemnify its directors, officers and employees as follows:
     Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the
Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture. trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.
     The Board of Directors may, in its discretion, direct the purchase of liability insurance by way of implementing the provisions of this Article."(c)
NEVADA  REVISED  STATUTES.      A.  NRS  78.7502  DISCRETIONARY  AND  MANDATORY
INDEMNIFICATION  OF  OFFICERS,  DIRECTORS,  EMPLOYEES  AND  AGENTS:  GENERAL
PROVISIONS.
     1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.
     2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
     3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.
     B. NRS 78.751 AUTHORIZATION REQUIRED FOR DISCRETIONARY INDEMNIFICATION; ADVANCEMENT OF EXPENSES; LIMITATION ON INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.
     1. Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:
     (a)  By  the  stockholders;
     (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
     (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or
     (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.
     2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.
     3.  The  indemnification  and  advancement  of  expenses  authorized in NRS
78.7502  or  ordered  by  a  court  pursuant  to  this  section:
     (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.
     (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.
     C. NRS 78.752 INSURANCE AND OTHER FINANCIAL ARRANGEMENTS AGAINST LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

     1. A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.
     2. The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:
     (a)  The  creation  of  a  trust  fund.
     (b)  The  establishment  of  a  program  of  self-insurance.
     (c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.
     (d) The establishment of a letter of credit, guaranty or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.
     3. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.
     4.  In  the  absence  of  fraud:
     (a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and
     (b)  The  insurance  or  other  financial  arrangement:
          (1)  Is  not  void  or  voidable;  and
          (2) Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.
     5. A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of NRS
     6. The Registrant, with approval of the Registrant's Board of Directors, has obtained directors' and officers' liability insurance.


ITEM 7.  EXEMPTION  FROM  REGISTRATION  CLAIMED

     Not  Applicable.

ITEM 8.  EXHIBITS

     (a) The following exhibits are filed as part of this S-8 registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

Exhibit No.         Title
-----------         -----

4.                  Not  Applicable

5. Opinion of Warren J. Soloski regarding the legality of the securities registered.

10.                 Stock  Incentive  Plan.

15.                 Not  Required

23.1 Consent of Warren J. Soloski, special counsel to registrant, to the use of his opinion with respect to the legality of the securities being registered hereby and to the references to him in the Prospectus filed as a part hereof.

23.2 Consent of Moore Stephens Wurth Frazer and Torbett, LLP Certified Public Accountants.

27.                 Not  Required

28.                 Not  Required

29.                 Not  Required

ITEM 9.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

            (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

            (iii) include  any  material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          provided, however, paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the registrant small business issuer under the Exchange Act.

     (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934;
          and,  where  interim financial information required to be presented by
          Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of San Bernardino, California on the 31st day of July 2002.

                                         CYBER GROUP NETWORK CORPORATION
                                         (Registrant)



                                         By:  /s/  Richard  Serrano
                                                Richard Serrano, President

     Pursuant to the requirements of the 1933 Act, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated:

     Signatures                    Title                        Date


/s/  Richard  Serrano            President                  July 31, 2002
     Richard  Serrano            Director

/s/  Scott  Cramer               CEO,  Director             July 31, 2002
     Scott  Cramer

/s/  Danette  Garrett            CFO  &  Secretary          July 31, 2002
     Danette  Garrett            Director

/s/  Thomas  Hobson              Chairman of the Board      July 31, 2002
     Thomas  Hobson              Director

/s/  Hector  Berrellez           Director                   July 31, 2002
     Hector  Berrellez

     FORM  S-8  REGISTRATION  STATEMENT

     EXHIBIT  INDEX

     The following Exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

Exhibit Number
In Registration
Statement              Descriptions                                Numbered Page
--------------------------------------------------------------------------------

5.            Opinion  of  Counsel                                            18

10.           Stock  Incentive  Plan                                          20

23.1          Consent  of  Warren  J.  Soloski                                32

23.2          Consent of Moore Stephens Wurth Frazer and Torbett LLP,
              Certified Public Accountants                                    33